EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China Mobility Solutions, Inc. ( the "Registrant" ) on Form 10-K
for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof ( the "Annual Report" ), I, Ernest Cheung, Chief Financial Officer of the Registrant, certify, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, that to the best of my knowledge:

(1) The Annual Report, to which this certification is attached as Exhibit 32.02, fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

China Mobility Solutions, Inc.

January 22, 2009	By:	/s/ Ernest Cheung
Ernest Cheung
Chief Financial Officer